Exhibit 5.3

January 18, 2013

HD Supply, Inc.

3100 Cumberland Boulevard, Suite 1480

Atlanta, Georgia 30339

Re:	HD Supply, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Florida and Maryland counsel to the following entities (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”): Creative Touch Interiors, Inc., a Maryland corporation (“Creative”); HD Supply Construction Supply, Ltd., a Florida limited partnership (“Construction”); HD Supply Electrical, Ltd., a Florida limited partnership (“Electrical”); HD Supply Facilities Maintenance, Ltd., a Florida limited partnership (“Facilities”); HD Supply Holdings, LLC, a Florida limited liability company (“Holdings”); HD Supply Management, Inc., a Florida corporation (“Management”); HD Supply Utilities, Ltd., a Florida limited partnership (“Utilities”); and HD Supply Waterworks, Ltd., a Florida limited partnership (“Waterworks”).

Pursuant to the Registration Statement, HD Supply, Inc., a Delaware corporation (the “Registrant”), is offering to exchange (the “Exchange Offer”): $1,250,000,000 aggregate principal amount of its outstanding unregistered 8 1/8% Senior Secured First Priority Notes due 2019, comprising $950,000,000 aggregate principal amount of its outstanding unregistered 8 1/8% Senior Secured First Priority Notes due 2019 issued on April 5, 2012 (the “April 2012 First Priority Notes”) and $300,000,000 aggregate principal amount of its outstanding unregistered 8 1/8% Senior Secured First Priority Notes due 2019 issued on August 2, 2012 (the “August 2012 First Priority Notes,” and together with the April 2012 First Priority Notes, the “Old First Priority Notes”), for a like principal amount of its registered 8 1/8% Senior Secured First Priority Notes due 2019 (the “New First Priority Notes”); $675,000,000 aggregate principal amount of its outstanding unregistered 11% Senior Secured Second Priority Notes due 2020 (the “Old Second Priority Notes”) for a like principal amount of its registered 11% Senior Secured Second Priority Notes due 2020 (the “New Second Priority Notes”); and $1,000,000,000 aggregate principal amount of its outstanding unregistered 11.50% Senior Notes due 2020 (the “Old Senior Notes,” and together with the Old First Priority Notes and the Old Second Priority Notes, the “Old Notes”) for a like principal amount of its registered 11.50% Senior Notes due 2020 (the

HD Supply, Inc.

January 18, 2013

“New Senior Notes,” and together with the New First Priority Notes and the New Second Priority Notes, the “New Notes”). The terms of the Exchange Offer are described in the Registration Statement.

The Old First Priority Notes were, and the New First Priority Notes will be, issued pursuant to (i) the Indenture dated as of April 12, 2012 among the Registrant, as issuer, certain subsidiary guarantors from time to time parties thereto including the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee and note collateral agent and (ii) the First Supplemental Indenture dated as of April 12, 2012 and the Third Supplemental Indenture dated as of August 2, 2012, each among the Registrant, as issuer, certain subsidiary guarantors from time to time parties thereto including the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee (together, the “First Priority Notes Indentures”). The Old Second Priority Notes were, and the New Second Priority Notes will be, issued pursuant to: (i) the Indenture dated as of April 12, 2012 among the Registrant as issuer, certain subsidiary guarantors from time to time parties thereto including the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee and note collateral agent, and (ii) the First Supplemental Indenture dated as of April 12, 2012 among the Registrant as issuer, certain subsidiary guarantors from time to time parties thereto including the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee (together, the “Second Priority Notes Indentures”). The Old Senior Notes were, and the New Senior Notes will be, issued pursuant to the Indenture and the First Supplemental Indenture, each dated as of October 15, 2012 and each among the Registrant as issuer, certain subsidiary guarantors from time to time parties thereto including the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as trustee, relating to the 11.5% Senior Notes due 2020 (together, the “Senior Notes Indentures” and together with the First Priority Notes Indentures and the Second Priority Notes Indentures, the “Indenture”). Each Indenture contains a guarantee of the subject debt by each Subsidiary Guarantor (each, a “Guarantee” and together, the “Guarantees”).

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things: (i) the Certificate or Articles of Incorporation, Limited Partnership or Organization, and the Bylaws, Agreement of Limited Partnership or Operating Agreement, as appropriate, of each Subsidiary Guarantor; (ii) resolutions of the Board of Directors, General Partner or Member and Manager, as appropriate, of each Subsidiary Guarantor dated April 10, 2012, July 30, 2012 and October 9, 2012; (iii) the Registration Statement; (iv) executed copies of each Indenture, including each Guarantee; and (v) certificates of legal existence and status or good standing for each Subsidiary Guarantor described in Schedule 1 hereto (the “Status Certificates”).

HD Supply, Inc.

January 18, 2013

For purposes of the opinions expressed below, we have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of signatures not witnessed by us; and (v) the due authorization, execution, and delivery of all documents by all parties and the validity, binding effect, and enforceability thereof on such parties (other than the due authorization, execution, and delivery of all documents by each Subsidiary Guarantor).

As to factual matters, we have relied upon the documents furnished to us by the Subsidiary Guarantors, the certificates and other comparable documents of officers and representatives of the Subsidiary Guarantors, and certificates of public officials, without independent verification of their accuracy.

We do not purport to express an opinion on the laws of any state or jurisdiction other than the laws of the states of Florida and Maryland.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. Based solely on the Status Certificates, each Subsidiary Guarantor is a corporation, limited liability company or limited partnership currently existing and active or in good standing, as the case may be, under the laws of the state listed beside its name on Schedule 1 attached to this Opinion Letter.

2. Each Subsidiary Guarantor has the power and authority to execute, deliver, and perform its respective obligations under the Indentures, including the Guarantees set forth therein.

3. The execution, delivery, and performance of the Indentures, including the Guarantees set forth therein, have been duly authorized by all necessary action by each Subsidiary Guarantor.

4. Each Indenture has been duly executed and delivered by each Subsidiary Guarantor.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. Debevoise & Plimpton LLP, as counsel to the Registrant for the Exchange Offer, is entitled to rely on the opinions set forth in this letter for purposes of the opinion it proposes to deliver to you on the date hereof in connection with the Exchange Offer.

HD Supply, Inc.

January 18, 2013

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Subsidiary Guarantors, the Exchange Offer, or the Indentures. This opinion letter is rendered as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Sincerely yours,

/s/ Holland & Knight LLP

SCHEDULE 1 TO OPINION LETTER OF

HOLLAND & KNIGHT LLP

Subsidiary Guarantor	State of Formation
HD Supply Construction Supply, Ltd.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Electrical, Ltd.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Facilities Maintenance, Ltd.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Holdings, LLC	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Management, Inc.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Utilities, Ltd.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

HD Supply Waterworks, Ltd.	Florida
-Based solely on the Certificate of Status issued by the
Secretary of State of Florida dated January 14, 2013

Creative Touch Interiors, Inc.	Maryland
-Based solely on the Certificate of Status issued by the
State of Maryland Department of Assessments and
Taxation dated January 14, 2013